FINPRO                                                          20 Church Street
                                                   Liberty Corner, NJ 07938-0323
                                           (908) 604-9336 - (908) 604-5951 (FAX)
                                          FINPRO@FINPRONJ.COM - www.finrponj.com
                                          -------------------


October 31, 2002


Boards of Directors
Sound Federal MHC
Sound Federal Bancorp.
Sound Federal Savings and Loan Association
300 Mamaroneck Avenue
Mamaroneck, NY 10543

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro"), in the Application for Conversion of Sound Federal MHC, and any amendments thereto, and in the Registration Statement on Form S-1, and any amendments thereto, filed by Sound Federal Bancorp, Inc. and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of Sound Federal MHC provided by FinPro, and our opinion regarding subscription rights filed as an exhibit to the applications referred to above. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report in the Form S-1 Registration Statement filed by Sound Federal Bancorp, Inc. and any amendments thereto, and the Application for Conversion filed by Sound Federal MHC inder the caption "Experts", and any amendments thereto. We hereby consent to being named as an expert in the prospectus filed with the Application for Conversion and the form S-1 Registration Statement.


                        Very Truly Yours,

                        /s/ FinPro, Inc.

                        FinPro, Inc.